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                                                                    EXHIBIT 10.2

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into by and between ATCALL, Inc., a Delaware corporation located at 8401 Old Courthouse Road, Suite 300, Vienna, Virginia 22182 (the "Assignor"), EqualNet Corporation, a Delaware corporation located at 1250 Wood Branch Park Drive, Houston, Texas (the "Assignee") on this 22nd day of March, 2000 and RFC Capital Corporation, a Delaware corporation, located at 130 E. Chestnut Street, Suite 400, Columbus, Ohio 43215 (RFC).

                                  WITNESSETH:

     WHEREAS, the Assignor and RFC have entered into a certain (i) Receivables Sale Agreement dated July 11, 1997, as amended (together with any agreement, instrument or document executed or delivered in connection therewith, the RSA) and (ii) Loan and Security Agreement and Promissory Note dated June 26, 1998, as amended (together with any agreement, instrument or document executed or delivered in connection therewith, the LSA) (the RSA and LSA, collectively the Transaction Documents);

     WHEREAS, on or about December, 1999, Assignor filed a petition under Title 11 of the United States Code, as amended, with the Bankruptcy Court for the Eastern District of Virginia, bankruptcy case number 99-16016 (the Proceeding); and

     WHEREAS, the Assignor desires to assign and Assignee desires to assume all of the rights, title, interests, liabilities, duties and obligations arising under the Transaction Documents and other assets in the manner and on the terms set forth herein; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

     1.   Assignment.  Assignor hereby sells, assigns, conveys, and otherwise
          ----------
transfers and delivers to Assignee all rights, title and interests in the Transaction Documents, and all accounts receivable of Assignor which have arisen or will arise in the future from the provision or sale of telecommunication goods, equipment and/or services, including but not limited to any right to payment with respect thereto or other obligations of any obligor relating thereto and any and all proceeds relating to the foregoing (the "Assets"). Assignee acknowledges and agrees that such Assets are being assigned by Assignor to Assignee subject to any and all liens, claims and encumbrances held or maintained by RFC.

     2.   Assumption.  The Assignee hereby accepts the foregoing assignment and
          ----------
expressly assumes all of the liabilities, duties and obligations of Assignor pursuant to or arising from the Transaction Documents and with respect to the Assets as of the date hereof, whether known or unknown, tangible or intangible, actual or contingent, and including any and all liens, claims and encumbrances held and/or maintained by RFC.

     3.   Representations Regarding Assets.  The Assignor hereby covenants with
          --------------------------------
Assignee that Assignor is the lawful owner of the Assets and the rights hereby transferred or intended to be so transferred, and that Assignor has the right and authority to transfer, assign and convey the Assets to Assignee, without qualification or the consent of any third party other than as such consent may relate to the Proceeding, and that such Assets are hereby transferred free and clear of any lien, liability, claim or encumbrance except with respect to any and all such liens, liabilities, claims and encumbrances held and/or maintained by RFC.

     4.   Further Assurances.
          ------------------

       a. From and after the date hereof, Assignor shall duly perform such further acts and duly execute, acknowledge and deliver all such further bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey to and vest in Assignee all of Assignor's right, title and interest in and the benefits of the Assets intended to be conveyed, transferred and assigned pursuant to this Agreement. Assignor hereby constitutes and appoints Assignee its true and lawful attorney-in-

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          fact, with full power of substitution, in the name of Assignee or
          Assignor, but on behalf of and for the benefit of Assignee, to demand, collect, and receive for the account of Assignee all Assets hereby sold, conveyed, assigned or transferred to Assignee, to institute and prosecute, in the name of Assignor, Assignee, or otherwise, all proceedings which Assignee may deem necessary in order to realize upon, affirm, or obtain title to or possession of or to collect, assert, or enforce any claim or right in, to or under the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do all such acts and things in relation thereto as Assignee shall deem necessary. Assignor agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable by Assignor for any reason.

       b. Assignee covenants to execute such other assignments, security agreements,financing statements, and other documents that RFC may reasonably deem necessary to further evidence the obligations provided for herein or under the Transaction Documents, or to perfect, extend, or clarify RFC's rights in the respective collateral interests thereunder.

     5.   Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto, and their respective successors in interest and assigns.

     6.   Governing Law.  This Assignment and Assumption Agreement shall be
          -------------
governed by and construed in accordance with the internal laws (as opposed to conflict of laws provisions) of the State of Ohio.

     7.   Notices. All notices in connection with this Assignment and Assumption
          -------
Agreement shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page(s) hereof or at such other address as shall be designated by such party in a written notice to the other party. All notices shall be effective upon receipt by the party to whom addressed.

     8.  Survival.  All of the obligations of the parties set forth in this
         --------
Assignment and Assumption Agreement shall survive the termination of the Transaction Documents.

     9.  Counterparts.  This Assignment and Assumption Agreement may be executed
         ------------
in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the duly authorized representatives as of the date first above written.


ASSIGNOR    -   ATCALL, INC.         ASSIGNEE-EQUALNET CORPORATION


   /s/ Khaled Alhegelan                        /s/ Mitchell Bodian
   ----------------------------                -----------------------
By:  Khaled Alhegelan                       By:   Mitchell Bodian
Title:  Chief Executive Officer             Title:   President


Acknowledged by on this 22nd day of March, 2000:

RFC Capital Corporation

/s/ Patrick O. Quinton
----------------------------------
Patrick O. Quinton, Vice President


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